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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 10, 2001



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                      1-9106                  23-2413352
----------------------------         -----------          ----------------------
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)              file number)         Identification Number)



             14 Campus Boulevard, Newtown Square, Pennsylvania 19073
             -------------------------------------------------------
                    (Address of principal executive offices)


                                 (610) 325-5600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 2. Acquisition or Disposition of Assets

         Reference is made to the disclosure contained in the Current Report on Form 8-K filed by the Company on March 23, 2001 (the "March 8-K"). On April 10, 2001, Brandywine Realty Trust ("BRT"), through Brandywine Operating Partnership, L.P. (collectively with BRT, the "Company"), completed its acquisition of the Acquisition Properties (as defined in the March 8-K) (other than the 103,000 square foot office building under development and approximately six acres of related developable land at 935 First Avenue in King of Prussia, Pennsylvania). The closing of the 935 First Avenue property, as contemplated by the original purchase agreement relating to this property, is subject to the resolution of a dispute with the limited partners which currently own the property with Prentiss Properties Acquisition Partners, L.P.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements.

                  The required financial statements of the Acquisition Properties will be included in an amendment to this Current Report on Form 8-K to be filed no later than June 23, 2001.

         (b) Pro Forma Financial Information.

                  The required pro forma financial information which gives effect to the Company's acquisition of the Acquisition Properties will be included in an amendment to this Current Report on Form 8-K to be filed no later than June 23, 2001.

         (c) Exhibits.

             10.1 Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Prentiss
             99.1     Press Release


                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BRANDYWINE REALTY TRUST


Date:  April 23, 2001                  By: /s/ Gerard H. Sweeney
                                           -------------------------------------
                                           Title: President and Chief Executive
                                                     Officer



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